Exhibit 99.1

NEWS RELEASE

CONTACT: Lester A. Aaron

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

FIRST QUARTER 2012 FINANCIAL RESULTS

Woodland Hills, CA, May 14, 2012 – Unico American Corporation. (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three months ended March 31, 2012. For the three months ended March 31, 2012, revenues were $8.3 million and net income was $0.5 million ($0.09 diluted income per share) compared with revenues of $8.6 million and net income of $1.1 million ($0.21 diluted income per share) for the three months ended March 31, 2011.

As of March 31, 2012, the Company had cash and investments (at amortized cost) of $127.7 million.  $88.5 million, or 69% of these investments were fixed maturity investments, and 83% of those fixed maturity investments were U.S. treasury securities.

Stockholders’ equity was $74.9 million as of March 31, 2012, or $14.03 per common share including unrealized after-tax investment gains of $0.6 million, compared to stockholders’ equity of $75.8 million as of December 31, 2011, or $14.20 per common share including unrealized after-tax investment gains of $1 million.

Headquartered in Woodland Hills, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit Crusader’s Web site at www.crusaderinsurance.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “believe,” ”expect,” “intend,” “may,” “should,” and “would,” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include underwriting actions not being effective, rate increases for coverages not being sufficient, premium rate adequacy relating to competition or regulation, actual versus estimated claim experience, regulatory changes or developments, unforeseen calamities, general market conditions, and the Company’s ability to introduce new profitable products.

Financial Tables Follow –

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31	December 31
	2012	2011
	(Unaudited)
ASSETS
Investments
Available for sale:
Fixed maturities, at fair value (amortized cost: March 31,
2012 $88,481; December 31, 2011 $89,903)	$89,400	$91,357
Short-term investments, at cost	39,014	38,139
Total Investments	128,414	129,496
Cash	156	467
Accrued investment income	685	681
Premiums and notes receivable, net	5,872	5,304
Reinsurance recoverable:
Paid losses and loss adjustment expenses	4	60
Unpaid losses and loss adjustment expenses	7,775	7,975
Deferred policy acquisition costs	4,077	4,158
Property and equipment (net of accumulated depreciation)	321	231
Deferred income taxes	1,651	1,394
Other assets	415	609
Total Assets	$149,370	$150,375

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Unpaid losses and loss adjustment expenses	$52,485	$54,487
Unearned premiums	16,020	15,912
Advance premium and premium deposits	1,346	818
Income taxes payable	110	—
Accrued expenses and other liabilities	3,415	3,310
Dividends payable	1,068	—
Total Liabilities	$74,444	$74,527

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,341,492 at March 31, 2012, and 5,341,992 at December 31, 2011	$3,617	$3,611
Accumulated other comprehensive income	606	960
Retained earnings	70,703	71,277
Total Stockholders’ Equity	$74,926	$75,848

Total Liabilities and Stockholders' Equity	$149,370	$150,375

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended
	March 31
	2012	2011
REVENUES
Insurance Company Revenues
Premium earned	$7,962	$7,959
Premium ceded	1,247	1,323
Net premium earned	6,715	6,636
Investment income	582	773
Other income	112	170
Total Insurance Company Revenues	7,409	7,579

Other Revenues from Insurance Operations
Gross commissions and fees	906	1,004
Investment income	—	1
Finance charges and fees earned	16	20
Other income	4	4
Total Revenues	8,335	8,608

EXPENSES
Losses and loss adjustment expenses	3,722	3,387
Policy acquisition costs	1,762	1,773
Salaries and employee benefits	1,359	1,013
Commissions to agents/brokers	60	54
Other operating expenses	659	655
Total Expenses	7,562	6,882

Income Before Taxes	773	1,726
Income Tax Expense	273	612
Net Income	$500	$1,114

PER SHARE DATA:
Basic
Earnings Per Share	$0.09	$0.21
Weighted Average Shares	5,342	5,334
Diluted
Earnings Per Share	$0.09	$0.21
Weighted Average Shares	5,361	5,358

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	For the Three Months Ended
	March 31
	2012	2011
Cash flows from operating activities:
Net Income	$500	$1,114
Adjustments to reconcile net income to net cash from operations
Depreciation	13	14
Bond amortization, net	27	40
Non cash stock based compensation	6	—
Changes in assets and liabilities
Premium, notes and investment income receivable	(573)	(688)
Reinsurance recoverable	256	987
Deferred policy acquisitions costs	82	(21)
Other assets	(44)	32
Unpaid losses and loss adjustment expenses	(2,002)	(3,482)
Unearned premium	107	39
Advance premium and premium deposits	528	347
Accrued expenses and other liabilities	106	(239)
Income taxes current/deferred	274	505
Net Cash Used by Operating Activities	(720)	(1,352)

Cash flows from investing activities:
Purchase of fixed maturity investments	(150)	(350)
Proceeds from maturity of fixed maturity investments	1,544	1,197
Net (increase) decrease in short-term investments	(875)	563
Additions to property and equipment	(104)	(72)
Net Cash Provided by Investing Activities	416	1,338

Cash flows from financing activities:
Proceeds from exercise of stock options	—	—
Repurchase and adjustment of common stock	(7)	—
Net Cash Used by Financing Activities	(7)	—

Net decrease in cash	(311)	(14)
Cash at Beginning of period	467	45
Cash at End of Period	$156	$31

Supplemental cash flow information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$109